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                                                                    EXHIBIT 99.1


Contact:          Larry T. Guillemette                            April 12, 2002
                  AMTROL Inc.
                  (401) 884-6300


                 AMTROL APPOINTS INDEPENDENT PUBLIC ACCOUNTANTS
                 ----------------------------------------------


AMTROL Inc. today announced that its Board of Directors has appointed Ernst & Young as the company's independent certified public accountants for 2002, replacing Arthur Andersen LLP ("Andersen").


During AMTROL's two most recent fiscal years and through the date of this press release, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have required them to make reference to the subject matter in connection with their report on AMTROL's consolidated financial statements for such years.


AMTROL is a leading international producer and marketer of flow and expansion control products, water heaters, and cylinders for a variety of gases. The Company's major products include pressure tanks used in water wells, hydronic heating and potable hot water applications, indirect-fired water heaters, and both LPG and disposable refrigerant gas cylinders. Products are marketed under the Well-X-Trol, Extrol, Therm-X-Trol and Boilermate brand names. AMTROL is a wholly owned subsidiary of AMTROL Holdings, Inc. which is controlled by Cypress Merchant Banking Partners, L.P. and Cypress Offshore Partners, L.P., private equity funds managed by the Cypress Group L.L.C.